Exhibit 99.1

NEWS	NOBLE CORPORATION 13135 South Dairy Ashford, Suite 800 Sugar Land, TX 77478 Phone: 281-276-6100 Fax: 281-491-2092
NOBLE CORPORATION REPORTS RECORD QUARTERLY EARNINGS
OF $1.51 PER SHARE
     SUGAR LAND, Texas, October 19, 2006 — Noble Corporation (NYSE: NE) reported net income for the third quarter of 2006 of $207.2 million, or $1.51 per diluted share, on operating revenues of $562.0 million, compared to net income of $76.5 million, or $0.55 per diluted share, on operating revenues of $367.2 million for the third quarter of 2005. Net income for the nine months ended September 30, 2006 was $532.2 million, or $3.86 per diluted share, on operating revenues of $1.54 billion, compared to net income of $195.4 million, or $1.42 per diluted share, on operating revenues of $1.02 billion for the nine months ended September 30, 2005, a 172 percent increase in net income and a 51 percent increase in operating revenues.
     At September 30, 2006, the Company’s consolidated balance sheet reflected $3.15 billion in shareholders’ equity, $169.8 million in cash and marketable securities, and $696.4 million in total debt. Net cash provided by operating activities for the nine month period ended September 30, 2006 was $695.2 million as compared to $338.0 million in the same period of 2005. Debt as a percentage of total capitalization was 18 percent at September 30, 2006, decreasing from 29 percent at December 31, 2005.
     James C. Day, Chairman of the Board and Chief Executive Officer, said, “The worldwide drilling markets remained active as anticipated during the period. In addition, inquiries as to rig availability for projects starting in 2007 and beyond indicate demand for premium assets should be strong.”
     Net income for the third quarter of 2006 increased 15 percent from the second quarter of 2006 as average dayrates on the Company’s deepwater units continued to increase. Total operating days were down slightly (22 days) from the prior quarter attributable solely to the higher number of shipyard days quarter over quarter.

     Compared to the third quarter of 2005, net income for the third quarter of 2006 increased 171 percent due principally to higher dayrates and additional operating days. In August of 2005, the Company activated the Noble Mark Burns and also acquired the remaining 50 percent interest in the Noble Harvey Duhaney.
     Offshore contract drilling services revenues from deepwater drilling units (capable of drilling in water depths of 4,000 feet or greater) accounted for approximately 36 percent and 33 percent of the Company’s total contract drilling services revenues for the third quarter of 2006 and 2005, respectively. The Company currently operates five deepwater semisubmersibles in the Gulf of Mexico, two deepwater semisubmersibles and three deepwater drillships offshore Brazil, and one deepwater semisubmersible in Nigeria. Shipyard upgrades were completed on the Noble Therald Martin in July at which time the unit began mobilization to Brazil, and commenced operations in October. The Company recently finalized a two year extension with Shell for the semisubmersible Noble Jim Thompson, which will continue to work in the U.S. Gulf of Mexico, commencing in or about March 2007. Contract drilling services revenues from international sources accounted for approximately 73 percent and 76 percent of the Company’s total contract drilling services revenues for the third quarter of 2006 and 2005, respectively.
     The average dayrate on the Company’s deepwater units in the U.S. Gulf of Mexico, capable of drilling in water depths of 6,000 feet or greater, increased 129 percent to $290,976 in the third quarter of 2006 compared to $127,240 in the third quarter of 2005. The deepwater market remains strong globally.
     The average dayrate for the Company’s international jackups was $79,485 in the third quarter of 2006 compared to $55,271 in the third quarter of 2005. Utilization on these units decreased slightly to 97 percent in the recent quarter as compared to 98 percent in the third quarter of 2005. The Noble Carl Norberg was mobilized during the second quarter of 2006 from the Mediterranean to West Africa where shipyard upgrades were completed. This unit commenced operations in Equatorial Guinea in late August.

     Day said, “Key customers have expressed interest in our Noble Bingo 9000 Rig 4 semisubmersible hull. The unit could be placed in service by 2009, subject to a contract being consummated in the near term.”
     The Company repurchased 1,300,000 of its ordinary shares in the third quarter at an average price of $65.08 per share, excluding related transaction costs.
     Noble Corporation is a leading provider of diversified services for the oil and gas industry. Contract drilling services are performed with the Company’s fleet of 63 mobile offshore drilling units located in key markets worldwide. This fleet consists of 13 semisubmersibles, three dynamically positioned drillships, 44 jackups and three submersibles. The fleet count includes three F&G JU-2000E enhanced premium newbuild jackups under construction, with scheduled delivery of the first unit in the third quarter of 2007, the second unit in the first quarter of 2008 and the third unit in the first quarter of 2009. As previously reported, these units have been contracted. Approximately 86 percent of the fleet is currently deployed in international markets, principally including the Middle East, Mexico, the North Sea, Brazil, West Africa and India. The Company provides technologically advanced drilling-related products and services designed to create value for our customers. The Company also provides labor contract drilling services, well site and project management services, and engineering services. The Company’s ordinary shares are traded on the New York Stock Exchange under the symbol “NE”.
     This news release may contain “forward-looking statements” about the business, financial performance and prospects of the Company. Statements about the Company’s or management’s plans, intentions, expectations, beliefs, estimates, predictions, or similar expressions for the future are forward-looking statements. No assurance can be given that the outcomes of these forward-looking statements will be realized, and actual results could differ materially from those expressed as a result of various factors. A discussion of these factors, including risks and uncertainties, is set forth from time to time in the

Company’s filings with the U.S. Securities and Exchange Commission. Additional information on Noble Corporation is available via the worldwide web at http://www.noblecorp.com.
NC-391
10/19/06
For additional information, contact:
Lee M. Ahlstrom, Vice President — Investor Relations and Planning, 281-276-6440
John S. Breed, Director of Corporate Communications, 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
OPERATING REVENUES
Contract drilling services	$513,325	$328,101	$1,407,296	$894,416
Reimbursables	24,800	18,078	68,512	61,235
Labor contract drilling services	20,775	17,275	55,973	52,947
Engineering, consulting and other	3,086	3,751	9,634	12,940

	561,986	367,205	1,541,415	1,021,538

OPERATING COSTS AND EXPENSES
Contract drilling services	186,527	156,026	535,053	445,955
Reimbursables	21,534	15,219	59,130	54,671
Labor contract drilling services	17,027	14,967	47,611	44,632
Engineering, consulting and other	3,262	5,349	13,968	16,970
Depreciation and amortization	65,560	61,276	187,466	177,182
Selling, general and administrative	11,875	9,324	32,815	27,241
Hurricane losses and recoveries, net	—	10,465	(4,404)	10,465

	305,785	272,626	871,639	777,116

OPERATING INCOME	256,201	94,579	669,776	244,422

OTHER INCOME (EXPENSE)
Interest expense, net of amount capitalized	(882)	(5,153)	(15,134)	(16,280)
Other, net	2,037	2,093	6,431	8,304

INCOME BEFORE INCOME TAXES	257,356	91,519	661,073	236,446
INCOME TAX PROVISION	(50,184)	(14,996)	(128,909)	(41,083)

NET INCOME	$207,172	$76,523	$532,164	$195,363

NET INCOME PER SHARE:
Basic	$1.53	$0.56	$3.90	$1.44
Diluted	$1.51	$0.55	$3.86	$1.42

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	135,665	136,708	136,392	136,013
Diluted	136,997	138,113	137,913	137,347

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$140,098	$121,845
Investments in marketable securities	29,652	44,457
Accounts receivable	390,768	276,688
Insurance receivables	50,029	51,565
Inventories	4,565	3,940
Prepaid expenses	20,143	10,064
Other current assets	31,636	13,896

Total current assets	666,891	522,455

PROPERTY AND EQUIPMENT
Drilling equipment and facilities	4,911,179	4,178,097
Other	73,875	66,698

	4,985,054	4,244,795
Accumulated depreciation	(1,389,370)	(1,245,776)

	3,595,684	2,999,019

INVESTMENTS IN MARKETABLE SECURITIES	—	673,639
OTHER ASSETS	150,497	151,254

	$4,413,072	$4,346,367

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$9,460	$8,972
Accounts payable	132,990	93,914
Accrued payroll and related costs	93,273	78,558
Taxes payable	53,911	45,245
Interest payable	8,279	9,640
Other current liabilities	38,873	23,006

Total current liabilities	336,786	259,335

LONG-TERM DEBT	686,929	1,129,325
DEFERRED INCOME TAXES	237,380	227,589
OTHER LIABILITIES	5,977	6,290

	1,267,072	1,622,539

COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	(7,587)	(7,906)

SHAREHOLDERS’ EQUITY
Ordinary shares-par value $0.10 per share; 400,000 shares authorized; 135,686 shares issued and outstanding in 2006; 137,009 shares issued and outstanding in 2005	13,559	13,701
Capital in excess of par value	885,850	1,024,470
Retained earnings	2,251,756	1,736,015
Restricted stock (unearned compensation)	—	(17,099)
Accumulated other comprehensive income (loss)	2,422	(25,353)

	3,153,587	2,731,734

	$4,413,072	$4,346,367

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$532,164	$195,363
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	187,466	177,182
Deferred income tax provision	9,791	23,745
(Gain) loss on sales of marketable securities	(84)	69
Equity in income of joint venture	—	(2,790)
Distributions received from joint venture	—	2,194
Stock-based compensation expense	15,975	5,546
Hurricane losses and recoveries, net	—	10,465
Other	14,100	2,503
Other changes in current assets and liabilities, net of acquired working capital:
Accounts receivable	(113,541)	(61,194)
Other current assets	(21,861)	(9,466)
Accounts payable	32,614	903
Other current liabilities	38,610	(6,568)

Net cash provided by operating activities	695,234	337,952

CASH FLOWS FROM INVESTING ACTIVITIES
New construction and major capital upgrades	(474,208)	(89,497)
Other capital expenditures	(266,426)	(139,752)
Major maintenance expenditures	(44,515)	(50,140)
Proceeds from Smedvig disposition	691,261	—
Purchase of the remaining 50% equity interest in the Panon, net of cash acquired	—	(28,374)
Proceeds from sales of property and equipment	—	1,035
Investments in marketable securities	—	(24,149)
Proceeds from sales and maturities of marketable securities	15,461	111,736

Net cash used for investing activities	(78,427)	(219,141)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on bank credit facilities	(135,000)	(65,000)
Payments of other long-term debt	(606,667)	(6,371)
Net proceeds from employee stock transactions	10,960	68,611
Proceeds from issuance of senior notes, net of debt issuance costs	295,851	—
Dividends paid	(16,423)	(8,168)
Repurchases of ordinary shares	(147,275)	—

Net cash used for financing activities	(598,554)	(10,928)

NET INCREASE IN CASH AND CASH EQUIVALENTS	18,253	107,883

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	121,845	58,790

CASH AND CASH EQUIVALENTS, END OF PERIOD	$140,098	$166,673

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended Sept 30,										Three Months Ended June 30,
	2006					2005					2006
	International	Domestic				International	Domestic				International	Domestic
	Contract	Contract	Engineering			Contract	Contract	Engineering			Contract	Contract	Engineering
	Drilling	Drilling	& Consulting	Other	Total	Drilling	Drilling	& Consulting	Other	Total	Drilling	Drilling	& Consulting	Other	Total
OPERATING REVENUES
Contract drilling services	$372,818	$140,507	$—	$—	$513,325	$248,536	$79,565	$—	$—	$328,101	$338,750	$137,589	$—	$—	$476,339
Reimbursables	16,820	2,703	31	5,246	24,800	10,423	2,943	205	4,507	18,078	12,517	2,704	91	5,328	20,640
Labor contract drilling services	—	—	—	20,776	20,776	—	—	—	17,275	17,275	—	—	—	17,967	17,967
Engineering, consulting and other	1,119	162	1,804	—	3,085	774	228	2,749	—	3,751	556	105	1,907	—	2,568

	$390,757	$143,372	$1,835	$26,022	$561,986	$259,733	$82,736	$2,954	$21,782	$367,205	$351,823	$140,398	$1,998	$23,295	$517,514

OPERATING COSTS AND EXPENSES
Contract drilling services	$152,968	$33,559	$—	$—	$186,527	$120,700	$35,326	$—	$—	$156,026	$140,880	$39,741	$—	$—	$180,621
Reimbursables	13,778	2,537	32	5,187	21,534	8,053	2,740	242	4,184	15,219	10,639	2,298	79	4,528	17,544
Labor contract drilling services	—	—	—	17,027	17,027	—	—	—	14,967	14,967	—	—	—	15,687	15,687
Engineering, consulting and other	(145)	37	3,165	205	3,262	35	606	4,603	105	5,349	352	(46)	7,166	(196)	7,276
Depreciation and amortization	52,823	12,682	15	40	65,560	48,126	12,247	84	819	61,276	49,328	12,986	190	41	62,545
Selling, general and administrative	7,590	3,556	396	333	11,875	6,419	2,333	233	339	9,324	5,877	3,804	631	343	10,655
Hurricane losses and recoveries, net	—	—	—	—	—	—	10,465	—	—	10,465	—	—	—	—	—

	$227,014	$52,371	$3,608	$22,792	$305,785	$183,333	$63,717	$5,162	$20,414	$272,626	$207,076	$58,783	$8,066	$20,403	$294,328

OPERATING INCOME	$163,743	$91,001	$(1,773)	$3,230	$256,201	$76,400	$19,019	$(2,208)	$1,368	$94,579	$144,747	$81,615	$(6,068)	$2,892	$223,186

OPERATING STATISTICS
Jackups:
Average Rig Utilization	97%	N/A			97%	98%	100%			98%	98%	N/A			98%
Operating Days	3,652	N/A			3,652	3,440	184			3,624	3,672	N/A			3,672
Average Dayrate	$79,485	N/A			$79,485	$55,271	$68,990			$55,968	$72,601	N/A			$72,601

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	100%	100%			100%	100%	100%			100%	100%	100%			100%
Operating Days	184	368			552	184	368			552	182	364			546
Average Dayrate	$166,951	$290,976			$249,634	$153,274	$127,240			$135,918	$145,698	$273,779			$231,085

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	83%	90%			85%	100%	96%			97%	100%	100%			100%
Operating Days	153	83			236	92	176			268	91	168			259
Average Dayrate	$163,221	$155,307			$160,438	$84,315	$69,241			$74,416	$196,709	$128,147			$152,279

Drillships:
Average Rig Utilization	100%	N/A			100%	100%	N/A			100%	100%	N/A			100%
Operating Days	276	N/A			276	276	N/A			276	273	N/A			273
Average Dayrate	$97,242	N/A			$97,242	$81,401	N/A			$81,401	$96,313	N/A			$96,313

Submersibles:
Average Rig Utilization	N/A	100%			100%	N/A	67%			67%	N/A	97%			97%
Operating Days	N/A	276			276	N/A	184			184	N/A	264			264
Average Dayrate	N/A	$74,529			$74,529	N/A	$42,590			$42,590	N/A	$61,402			$61,402

Total:
Average Rig Utilization	97%	99%			97%	99%	90%			97%	98%	99%			98%
Operating Days	4,265	727			4,992	3,992	912			4,904	4,218	796			5,014
Average Dayrate	$87,413	$193,270			$102,821	$62,265	$87,209			$66,904	$80,311	$172,950			$95,011